UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 N. Torrey Pines Road, Suite #100

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(858) 333-7830

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMIC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Andrew Spaventa, the Chief Executive Officer of Singular Genomics Systems, Inc. (the “Company”), and Eli Glezer, Ph.D., the Company’s Chief Scientific Officer, will present and answer questions about the Company in two separate webcasts, at (i) the 2021 Virtual Wells Fargo Healthcare Conference (the “Wells Fargo Presentation”) and (ii) the BofA Securities Global Healthcare Conference (the “BofA Presentation,” together with the Wells Fargo Presentation, the “Investor Presentations”). The Wells Fargo Presentation will be held on Friday, September 10, 2021 at 12:00 PM Pacific Time and the BofA Presentation will be held on Wednesday, September 15, 2021 at 10:25 AM Pacific Time.

There will be live webcasts of the Investor Presentations available on the News & Events section of the Company’s website at https://investor.singulargenomics.com/news-events/event-calendar, where the related slide presentations will be posted prior to the start of the webcasts and a replay of the webcasts will be available following the live events.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2021

Singular Genomics Systems, Inc.

By:	/s/ Dalen Meeter
Dalen Meeter
Senior Vice President, Finance Principal Financial Officer and Principal Accounting Officer